WRITTEN CONSENT OF DIRECTORS
                       TO CORPORATE ACTION WITHOUT MEETING
                                BY COBALIS CORP.,
                              A NEVADA CORPORATION

         The undersigned are the only members of, and, therefore, constitute, the entire Board of Directors of Cobalis Corp., a Nevada corporation ("Corporation"), and hereby consent, by this writing, to take the following action, to adopt the following resolutions, and to transact the following business of this Corporation:

         WHEREAS, the Board of Directors of this Corporation met on January 18, 2005 and found it in the best interests of this Corporation to approve the issuance of certain shares of its $.001 par value ("Shares") to be issued as set forth on Exhibit A attached hereto, which are to be issued to the individuals indicated as payment for the following: to employees in lieu of wages, Chaslav Radovich shall receive 93,750 shares for employee services rendered to the Corporation as its sole officer from March 2004 through December 2004; Chaslav Radovich shall receive 50,000 shares as an employee bonus; Jennifer Padilla shall receive 2,000 shares as an employee bonus; and the remaining shares to be issued to the remaining consultants listed on Exhibit A for the services rendered as specified, and that all these shares are to be registered pursuant to a Registration Statement on Form S-8;

         RESOLVED, this Corporation believes that, in accordance with that resolution by the Board of Directors regarding the issuance of the Shares, it is in the best interests of the Corporation and its shareholders to cause to be prepared a Registration Statement on Form S-8, pursuant to which the Corporation undertakes to register those shares of the Corporation's $.001 par value common stock, and that this Corporation shall therewith undertake the necessary actions to prepare and file with the Securities and Exchange Commission, a Registration Statement on Form S-8 and any required amendments for the registration of those Shares;

         RESOLVED, FURTHER, that the Corporation shall issue and deliver to those individuals specified, in accordance with the underlying agreements pertaining thereto, the certificates representing shares of the Corporation's $.001 par value common stock as noted; and, that these shareholders shall have all rights and privileges of shareholders of this Corporation, from this date forward, and that the shares so issued shall be fully paid and non-assessable, so that the consideration for such shares shall be the services received or to be rendered; and

         RESOLVED, FURTHER, the officers of this Corporation be, and hereby are, authorized, empowered and directed to take any and all action and shall enter into, execute and deliver any and all documents which those officers determine are necessary or appropriate to effectuate and carry out the intents and purposes of the resolutions specified in this Consent.

         THIS CONSENT is executed pursuant to the provisions of Section 78.315 of the Nevada Revised Statutes in accordance with the By-Laws of the Corporation and is to be filed with the minutes of proceedings of the Board of Directors of this Corporation.

Dated:  January 18, 2005
                                            ------------------------------------
                                            Chaslav Radovich, Director

Dated:  January 18, 2005
                                            ------------------------------------
                                            Kevin Prendiville, Director

Dated:  January 18, 2005
                                            ------------------------------------
                                            Radul Radovich, Director

Dated:  January 18, 2005
                                            ------------------------------------
                                            Ernest Armstrong, Director

Dated:  January 18, 2005
                                            ------------------------------------
                                            Lawrence May, Director


                                                                    01-08-05_S-8

                             EXHIBIT A


------------------- ------- ----------------------------------------------------
   RECIPIENT         SHARES     SERVICES
------------------- ------- ----------------------------------------------------
Mark Rumph           12,050  Information Technology consulting and support
------------------- ------- ----------------------------------------------------
                             Business counsel regarding product licensing to
David Filler         80,115  other pharmaceutical companies
------------------- ------- ----------------------------------------------------
                             Development of business relationship with
Marty Marion         30,000  pharmaceutical companies
------------------- ------- ----------------------------------------------------
                             Intellectual Property, Human Resources, and
Bojan Cosic          39,000  Information Technology consulting
------------------- ------- ----------------------------------------------------
Chas Radovich        43,750  Employee wages and bonus
------------------- ------- ----------------------------------------------------
Kevin Pickard        50,000  Corporate financial and accounting services
------------------- ------- ----------------------------------------------------
Jennifer Padilla      2,000  Employee bonus
------------------- ------- ----------------------------------------------------
                             Business development and strategy consulting
Pinchus Gold         25,000  related to international markets
------------------- ------- ----------------------------------------------------
                             Sales and marketing consulting related to
Marinko Vekovic     112,500  international product launch
------------------- ------- ----------------------------------------------------
Aleksandar Mirkovic  27,600  Developing computerized systems for clinical trial
------------------- ------- ----------------------------------------------------
                             Legal services regarding dispute with previous
Kelly Johnson        30,000  landlord
------------------- ------- ----------------------------------------------------
                             Legal services regarding lawsuit against
Andrew C. Callari    10,885  International Business Consulting Gmbh
------------------- ------- ----------------------------------------------------
Vesna Petrovic        6,000  Web-site design
------------------- ------- ----------------------------------------------------
Brad Rosbrook         2,100  Statistical Analysis Plan (SAP) for clinical trials
------------------- ------- ----------------------------------------------------
Frank Wadleigh        2,100  Statistical Analysis Plan (SAP) for clinical trials
------------------- ------- ----------------------------------------------------
Kathryn L. Tsang     28,895  Data entry for clinical trials
------------------- ------- ----------------------------------------------------
TOTAL SHARES:       601,995
------------------- ------- ----------------------------------------------------


                                                                    01-18-05_S-8